UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 20, 2018 (August 14, 2018)

Date of Report (Date of earliest event reported)

ZERO GRAVITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-55345	46-1779352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 NW Spanish River Boulevard Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 416-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Unless otherwise provided in this Current Report on Form 8-K, all references to “we,” “us,” “our,” “ZGSI” or the “Company” refer to the Registrant, Zero Gravity Solutions, Inc.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Resignation of Independent Registered Public Accounting Firm

Effective August 14, 2018, Crowe LLP (“Crowe") resigned as the independent registered public accounting firm of  the Company. Crowe served as the independent registered public accounting firm of the Company since February 8, 2017.

The report of Crowe on the Company’s financial statements for the year ended December 31, 2017 and December 31, 2016 did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles, except that there was an explanatory paragraph describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal year ended December 31, 2017 and December 31, 2016 and the subsequent interim period through August 14, 2018, (the "Review Period") (i) there were no disagreements between the Company and Crowe on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Crowe would have caused Crowe to make reference to the matter of the disagreement in connection with its report on the Company’s financial statements and (ii) there were no “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K), except that the Company's internal control over financial reporting was not effective due to the existence of material weaknesses, as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

●

Management noted that the Company does not have effectively designed and implemented entity level controls. These include not having properly designed and implemented controls to identify risks relevant to financial reporting, communicating financial reporting roles and responsibilities, insuring communications with the audit committee and external parties are complete and accurate, and monitoring the effectiveness of internal control over financial reporting.

●

Management noted that the Company does not have effectively designed and implemented segregation of duties and period end financial reporting controls. This is mostly due to a limited number of employees among whom duties can be allocated.

●

Management noted that the Company does not have effectively designed and implemented review controls to ensure that the accounting for significant and complex transactions are recorded in accordance with generally accepted accounting principles.  Specifically the Company does not have properly designed controls over the review of memoranda to support the accounting for significant transactions, accounts and/or assertions, the accuracy of and conclusions reached in reports prepared by third-party valuation specialists, the completeness and accuracy of the Company's tax provision; and the overall presentation of and disclosures in the consolidated financial statements.

●

Management noted that the Company does not have effectively designed and implemented controls related to information systems user access or change management. The Company has not designed or implemented appropriate user access or change management review controls that would decrease the susceptibility of financially significant systems to unauthorized changes and inappropriate user access.

The Company has provided Crowe with a copy of the foregoing disclosure, and requested that Crowe furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure.  A copy of the letter from Crowe addressed to the Securities and Exchange Commission dated as of August 20, 2018 is filed as Exhibit 16.1 to this Form 8-K.

Appointment of Independent Registered Public Accounting Firm

Effective August 20, 2018, the Company engaged Salberg & Company, P.A. (“Salberg”) as its new independent registered public accounting firm effective immediately. Salberg will audit the Company’s financial statements for the fiscal year ended December 31, 2018 and will conduct reviews of the Company’s unaudited quarterly financial statements on an ongoing basis beginning with the financial statements for the quarter ended March 31, 2018.

During the Review Period and through the date of engagement with Salberg, neither the Company nor anyone on its behalf consulted with Salberg with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Salberg concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

16.1         Letter from Crowe LLP, dated August 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zero Gravity Solutions, Inc.

Date: August 20, 2018	By:	/s/ Timothy A. Peach
Timothy A. Peach
Chief Executive Officer